    As filed with the Securities and Exchange Commission on April 29, 1997
================================================================================

                           SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               FILM ROMAN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               FILM ROMAN, INC.
                            12020 CHANDLER BOULEVARD
                           NORTH HOLLYWOOD, CA 91607

                                  May 7, 1997

To Our Stockholders:

     You are cordially invited to attend the Film Roman, Inc. Annual Meeting of Stockholders ("Annual Meeting") which will be held on June 19, 1997, at 10:30 a.m., PDT, at the Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California 91608. All stockholders of record as of May 5, 1997 are entitled to vote at the Annual Meeting.

     The Annual Meeting will be held to: (a) elect one Class I director to serve until the 2000 annual meeting of stockholders and until his successor is elected and has qualified; (b) ratify the appointment of independent public accountants for the fiscal year ending December 31, 1997; and (c) transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

     We appreciate your continued confidence in the Company and hope you will attend the Annual Meeting in person.

     Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                              Sincerely,

                              /s/ Phil Roman

                              Phil Roman
                              President and Chief Executive Officer

                                FILM ROMAN, INC.
                            12020 CHANDLER BOULEVARD
                           NORTH HOLLYWOOD, CA 91607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 19, 1997

     The Annual Meeting of Stockholders of Film Roman, Inc. (the "Company") will be held at the Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California, 91608 on Thursday, June 19, 1997, at 10:30 a.m., PDT, for the following purposes:

     1. To elect one Class I director to serve until the 2000 annual meeting of stockholders and until his successor is elected and has qualified; and

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on May 5, 1997 are entitled to notice of, and to vote at, the Annual Meeting. The list of stockholders will be available for examination for the ten days prior to the Annual Meeting at Film Roman, Inc., 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607.

     All stockholders are cordially invited to attend the Annual Meeting.

     PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE.

                              By Order of the Board of Directors

                              /s/ Phil Roman

                              Phil Roman
                              President and Chief Executive Officer

North Hollywood, California
May 7, 1997

                                FILM ROMAN, INC.

                              ____________________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1997

     This Proxy Statement is furnished to stockholders of Film Roman, Inc. ("Film Roman" or the "Company") in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders to be held on June 19, 1997 (the "Annual Meeting") at 10:30 a.m., PDT, for the purposes of: (1) electing one Class I director to serve until the 2000 annual meeting of stockholders and until his successor is elected and has qualified;
(2) ratifying the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and (3) transacting such other business as may properly be brought before the Annual Meeting or any adjournments thereof. A copy of the Company's 1996 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about May 7, 1997.

     This solicitation is made on behalf of the Board of Directors of the Company. Costs of solicitation will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies by telephone, telegraph, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders. The Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies with respect to shares of Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of American Stock Transfer & Trust Company, is $3,000, plus expenses.

     The Company's principal executive offices are located at 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607.


Shares Entitled to Vote and Required Vote

     The outstanding Common Stock, $.01 par value, of the Company ("Common Stock") constitutes the only class of securities of the Company entitled to vote at the Annual Meeting. Stockholders of record of the Common Stock at the close of business on May 5, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At that date, 8,454,690 shares of Common Stock were outstanding. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Common Stock issued and outstanding on May 5, 1997, will constitute a quorum. Each share of Common Stock is entitled to one vote.

Voting Procedures

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

     You have choices on each of the matters to be voted upon at the Annual Meeting. Concerning the election of the Class I director, by checking the appropriate box on your proxy card you may: (a) vote for such director nominee; or (b) withhold authority to vote for such director nominee. Concerning the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants you may: (a) vote for such ratification; (b) vote against such ratification; or (c) abstain from such ratification.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting FOR (i) the election of the Class I director nominee to the Board listed herein and (ii) ratification of the selection of Ernst & Young LLP as the Company's independent public accountants. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The Class I director nominee shall be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of a director.

     Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting, or submitting a signed proxy card at the Annual Meeting.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company at 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607, by submitting a later dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating such person to act on your behalf.

     Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

                                PROPOSAL NO. 1:

                   ELECTION OF NOMINEE TO BOARD OF DIRECTORS

General Information

     The Board of Directors of the Company is currently comprised of six members divided into three classes serving staggered terms of three years each.
Pursuant to the Company's Certificate of Incorporation and Bylaws, the term of office of one class of directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and have qualified. The current terms of two Class I directors expire at the Annual Meeting in 1997, two Class II directors expire at the annual meeting of stockholders in 1998 and two Class III directors expire at the annual meeting of stockholders in 1999. Mr. Horton, a Class I director, has informed the Company that he will not be standing for re-election at the Annual Meeting. At this time, the Company does not have a candidate to fill the second Class I position. Pursuant to the Company's Bylaws and the Delaware General Corporation Law ("DGCL"), a vacancy on the Board of Directors may be filled by the remaining directors, subject to the designation of the BCI Affiliate (as defined herein),
as described below.   Any director elected by the remaining directors to fill
the Class I vacancy shall hold office for the designated term of a Class I director (i.e., until the annual meeting of stockholders in 2000) and until such time as a successor has been elected and qualified.

     In the absence of instructions to the contrary, votes will be cast for the election of the following individual as a director pursuant to the proxies solicited hereby. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Management has no reason to believe, at this time, that the person named will be unable or will decline to serve if elected, and the nominee has informed the Company that he will serve if elected.

     Under the Company's Bylaws and the DGCL, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only if pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to the secretary at the Company's principal executive offices not less than the close of business on the 120th calendar day in advance of the date the Company's proxy statement was released to security holders in connection with the previous year's annual meeting provided, however, that if no annual meeting was held in the previous year a proposal shall be received by the Company a reasonable time before the solicitation is made. A notice of nomination must set forth certain information as required under the Company's Bylaws and the DGCL.

     As a result of a non-cash redemption of certain shares of senior preferred stock of the Company held by Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holding Inc. and Declaration of Trust for Defined Benefit Plans of Zeneca Holding Inc. (collectively, the "Pecks Affiliate") and by BCI Growth, III, L.P. (the "BCI Affiliate" and, together with the Pecks Affiliate, the "Affiliate") in connection with the Company's initial public offering in September 1996, the Company and each Affiliate agreed that each Affiliate has the right to designate one director to the Board of Directors, and the Company has agreed to nominate such designated director to the Board of Directors and to use all reasonable efforts to cause the Board of Directors to recommend to the stockholders that such stockholders vote in favor of such designated director. See "Certain Transactions--Reorganization". If the Pecks Affiliate transfers in excess of 264,011 shares of Common Stock or if the BCI Affiliate transfers in excess of 264,009 shares of Common Stock, then the Company and such Affiliate have agreed that: (i) in the event the annual meeting of stockholders at which such Affiliate's designated director is to be placed on the ballot for election has not yet been held, such Affiliate will not have the right to designate a director (and the Company shall not be required to nominate such director); and (ii) in the event such annual meeting of stockholders has been held, the Affiliate will, if requested by the Company, use all reasonable efforts to cause such director to resign from the Board of Directors. Mr. Cresci, a Class I director, is the director designated by the Pecks Affiliate and has been recommended by the Board of Directors as a nominee in this year's Annual Meeting as set forth below. Mr. Horton, a Class I director, is the director designated by the BCI Affiliate. Mr. Horton has informed the Company that he will not be standing for re-election at the Annual Meeting. Neither the BCI Affiliate nor the Company presently has an alternate candidate for nomination as a Class I director to replace Mr. Horton.


                       NOMINEE FOR ELECTION AS A DIRECTOR

       NOMINEE FOR DIRECTOR           AGE   PRESENT POSITION HELD   DIRECTOR
-----------------------------------   ---     WITH THE COMPANY       SINCE
                                            ---------------------   --------

Robert Cresci /(1)/................    53   Class I Director            1995

---------------------------

/(1)/  Member of Audit Committee.

     Robert Cresci: Mr. Cresci has been a Director of Film Roman since August 1995 and has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves on the board of directors of Bridgeport Machines, Inc., Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc. and Educational Medical, Inc.

                            DIRECTORS CONTINUING IN OFFICE
                                   DIRECTOR          PRESENT POSITION     TERM
NAME                                SINCE     AGE    WITH THE COMPANY    EXPIRES
----                                --------  ---    ------------------  -------
Phil Roman.......................       1984    66   Class III Director      1999
Dixon Q. Dern /(1)/..............       1995    68   Class III Director      1999
Dennis W. Draper /(1)/...........       1995    48   Class II Director       1998
Peter Mainstain /(2)/............       1995    49   Class II Director       1998
---------------------------

/(1)/ Member of Compensation Committee.
/(2)/ Member of Audit Committee.

     Phil Roman: Mr. Roman has been the Company's Chief Executive Officer since the Company was founded in 1984. Phil Roman began his animation career in 1955 at The Walt Disney Company as an assistant animator on Sleeping Beauty. Over the next 30 years, Mr. Roman worked at many of the major studios, including MGM Animation and Warner Bros. Cartoons, and was an animator on such productions as The Cat in the Hat, How the Grinch Stole Christmas, George of the Jungle, Popeye, Snoopy Come Home and Lord of the Rings. Mr. Roman also directed 13 Emmy-nominated Charlie Brown specials.

     Dixon Q. Dern: Mr. Dern has been a Director of Film Roman since August 1995. Mr. Dern has practiced entertainment law for over 40 years and currently owns and operates his own private practice which specializes in entertainment, copyright and communications law.

     Dennis W. Draper: Mr. Draper has been a Director of Film Roman since August 1995 and has been an Associate Professor of Finance at the University of Southern California's School of Business since 1977. Mr. Draper serves as trustee of the Pacifica Funds.

     Peter Mainstain: Mr. Mainstain has been a Director of Film Roman since August 1995 and has been a partner of Tanner, Mainstain & Hoffer, an accountancy corporation, since 1976.

Compensation of Directors

     Directors receive $6,000 per year as compensation for serving on the Board of Directors, $500 for attendance at each meeting of the Board of Directors and $250 for attendance at each meeting of a committee of the Board of Directors. In January 1996, Film Roman granted to certain non-employee directors, specifically, Messrs. Dern, Draper and Mainstain, options to purchase 25,000 shares of Common Stock at an exercise price of $8.00 per share. These options vest in equal installments of 20% over a period of five years commencing September 1996.

Board of Directors and Committee Meetings

     Board of Directors. Since the Company's incorporation in May 1996, the Board of Directors met three times, and each of the directors attended all of the meetings of the Board of Directors and of the committees on which the director served.

     Audit Committee. The Audit Committee of the Board of Directors is presently comprised of Messrs. Cresci and Mainstain. Mr. Cresci chairs the committee. As directed by the Board of Directors, the functions of the Audit Committee include reviewing, monitoring and making recommendations to the Board of Directors with respect to: (a) the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing necessary information to the Company's independent public accountants, (b) the adequacy and implementation of the Company's internal controls, (c) the adequacy and competency of the accounting related personnel, (d) the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee deems appropriate and (e) annually recommending to the Board of Directors for appointment by the Board of Directors independent public accountants as auditors of the books, records and accounts of the Company. During the fiscal year ended December 31, 1996, the Audit Committee held one meeting.

     Compensation Committee. The Compensation Committee of the Board of Directors is presently comprised of Messrs. Dern, Draper and Horton. Mr. Draper chairs the Compensation Committee. Mr. Horton's participation in the Compensation Committee will terminate as of his resignation from the Board of Directors effective as of the date of the Annual Meeting. As directed by the Board of Directors, the functions of the Compensation Committee include ensuring that the officers and management personnel of the Company are compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive, and administering the Company Stock Option Plan. During the fiscal year ended December 31, 1996, the Compensation Committee held one meeting.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

     To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1996 all filing requirements applicable to its officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were complied with.


                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THE DIRECTOR
                          NOMINATED IN PROPOSAL NO. 1.

                                PROPOSAL NO. 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. Ernst & Young LLP has been the Company's independent public accountants since 1994. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement and answer questions. This appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent public accountants for the Company.


                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                   RATIFICATION OF THE APPOINTMENT OF ERNST &
                     YOUNG LLP AS THE COMPANY'S INDEPENDENT
                       PUBLIC ACCOUNTANTS FOR THE FISCAL
                        YEAR ENDING DECEMBER 31, 1997 AS
                          SET FORTH IN PROPOSAL NO. 2.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     Set forth in the following table is the beneficial ownership of the Company's Common Stock as of April 30, 1997, for (1) each person known by the Company to own beneficially 5% or more of the Company's Common Stock, (2) each person who is currently a director of the Company, including the nominee for election as a director of the Company, (3) each of the Named Executive Officers (as defined on page 11), and (4) all current directors and executive officers of the Company, as a group.

                                                     BENEFICIAL OWNERSHIP (1)
                                               -----------------------------------
                                                      NUMBER OF
                    NAME                                SHARES            PERCENT
--------------------------------------------   ------------------------   --------
BCI Growth III, L.P. (2)....................        1,033,969                12.2%
Pecks Management Partners Ltd.(3)...........        1,033,971                12.2
Phil Roman (4) (5)..........................        3,104,050                36.6
William Schultz (5) (6).....................           80,000                *
Jon F. Vein (5) (7).........................           13,000                *
Jacqueline Blum (5) (8).....................            8,750                *
Gregory Arsenault (5) (9)...................            9,750                *
Robert J. Cresci (10).......................        1,033,971                12.2
Dixon Q. Dern (11)..........................            5,100                *
Dennis W. Draper (12).......................            5,000                *
Theodore T. Horton, Jr. (13)................        1,033,969                12.2
Peter Mainstain (14)........................            7,500                *
All directors and executive officers as a
   Group (10 persons) (10)(13)..............        5,301,090                61.6%
----------------------------------------------------------------------------------

 * Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options which are currently exercisable, or will become exercisable within 60 days of April 30, 1997, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Based on Schedule 13G filed by Teaneck Associates L.P., Teaneck Associates L.P., is the sole general partner of BCI Growth III, L.P. BCI Advisors, Inc., the investment advisor to BCI Growth III, L.P., has sole investment and voting power with respect to the shares beneficially owned by BCI Growth III, L.P. Mr. Horton, a director of the Company, is a general partner of Teaneck Associates L.P., and a Managing Director of BCI Advisors, Inc. The mailing address for BCI Growth III, L.P. is c/o BCI Advisors, Inc., Glenpointe Centre West, Teaneck, New Jersey, 07666. Teaneck Associates L.P. and BCI Advisors, Inc. disclaim beneficial ownership of such shares.
(3) Based on Schedule 13G filed by Pecks Management Partners, Ltd. 698,039, 197,546 and 138,386 of such shares are beneficially owned by Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holding Inc. and Declaration of Trust for Defined Benefit Plans of Zeneca Holding Inc., respectively. Pecks Management Partners Ltd., as investment manager for these beneficial owners, has sole investment and voting power with respect to such shares. Mr. Cresci, a director of the Company, is a managing partner of Pecks Management Partners Ltd. The mailing address for Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, New York 10020. Pecks Management Partners Ltd. disclaims beneficial ownership of such shares.

(4) Includes: (i) 25,000 shares of Common Stock which may be acquired upon exercise of employee stock options which will become exercisable within 60 days of April 30, 1997; and (ii) 300 shares of Common Stock held by Mr. Roman's spouse for which Mr. Roman disclaims beneficial ownership.
(5) The mailing address for such person is: c/o Film Roman, Inc., 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607.
(6) Includes 79,500 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(7) Includes 12,500 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(8) Represents 8,750 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(9) Includes 8,750 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(10) Represents 1,033,971 shares held by pension trusts and a pension fund which are managed by Pecks Management Partners Ltd. and for which Mr. Cresci disclaims any beneficial ownership. The mailing address for Mr. Cresci is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.
(11) Includes 5,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Dern is 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067.
(12) Represents 5,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Draper is c/o The University of Southern California Business School, University Park, Los Angeles, California.
(13) Represents 1,033,969 shares held by BCI Growth III, L.P. which is managed by BCI Advisors, Inc. and for which Mr. Horton disclaims any beneficial ownership. The mailing address for Mr. Horton is c/o BCI Advisors, Inc., Glenpointe Centre West, Teaneck, New Jersey 07666. Mr. Horton has informed the Company that he will not be standing for re-election at the Annual Meeting.
(14) Includes 5,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Mainstain is c/o Tanner, Mainstain & Hoffer, 10866 Wilshire Boulevard, 10th Floor, Los Angeles, California 90024.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

        NAME           AGE                 POSITION
--------------------   ---   -------------------------------------

Phil Roman..........    66   President and Chief Executive Officer
William Schultz.....    36   Executive Vice President
Jon F. Vein.........    33   Senior Vice President
Jacqueline Blum.....    35   Senior Vice President--Worldwide
                             Licensing and Marketing
Gregory Arsenault...    39   Senior Vice President--Finance and
                             Administration

     In addition to Mr. Roman whose biography appears on page 5, the following persons are executive officers of the Company.

     William Schultz. In 1989, Mr. Schultz joined the Company as a Vice President and in 1993 was promoted to Executive Vice President. Mr. Schultz currently oversees production and development, as well as the Company's international division, and coordinates new business opportunities. Prior to joining the Company, Mr. Schultz was employed by New World Entertainment, where he served in a variety of positions including Production Controller and Director of Development at the animation studio Marvel Productions, a subsidiary of New World Entertainment. Mr. Schultz received his Bachelor of Science degree from the University of Illinois at Champaign--Urbana in 1982.

     Jon F. Vein. In February 1995, Mr. Vein joined Film Roman as a Senior Vice President where he oversees business and legal affairs for the Company. Mr. Vein also established and oversees the Company's feature film and interactive divisions. Prior to joining the Company, Mr. Vein practiced entertainment law at Dern & Donaldson from 1990 to 1993 and at Dern & Vein from 1993 to 1995. Mr. Vein received his Bachelor of Science degree in electrical engineering-computer science and material sciences engineering from University of California at Berkeley in 1986 and his Juris Doctor degree from The Harvard Law School in 1989.

     Jacqueline Blum. Ms. Blum joined the Company in 1993 as a Vice President to establish and oversee the Company's licensing and merchandising division. In 1996, she was promoted to Senior Vice President. Ms. Blum also oversees the Company's publicity and creative services departments. Prior to joining the Company, Ms. Blum co-founded Imagination Factory, a licensing and merchandising agency, in 1991. Previously, Ms. Blum was a principal of Brentwood Licensing Properties, handling television packaging and merchandising of the multi-million dollar property Kliban's Cat.

     Gregory Arsenault. Mr. Arsenault joined the Company in 1991 as Accounting Manager, served as Controller for two years, served as Vice President of Finance for two years and was promoted to Senior Vice President--Finance and Administration in 1996. Mr. Arsenault oversees the Company's accounting department. Prior to joining Film Roman, Mr. Arsenault served as an accounting systems consultant for LIVE Entertainment. Mr. Arsenault received his Bachelor of Science degree in accounting from the University of Southern California in 1980.

                             EXECUTIVE COMPENSATION

     The following table provides for the periods shown certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four highest paid executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                           LONG-TERM
                                                                                                         COMPENSATION
                                                         ANNUAL COMPENSATION                                AWARDS
                                                         -------------------                           -----------------
NAME AND                                                                               OTHER ANNUAL        (SHARES
PRINCIPAL POSITION                               FISCAL                                COMPENSATION       UNDERLYING
----------------------------------                YEAR     SALARY ($)       BONUS ($)     ($)(1)         OPTIONS (#)(2)
                                                 ------    ---------       ---------    -----------      --------------

Phil Roman........................                  1996    $331,250           ___        $57,851            125,000
  President and Chief Executive                     1995     306,500           ___         41,974              ___
  Officer                                           1994     247,500           ___         36,413              ___

William Schultz...................                  1996    $250,000       $40,000           ___             155,000
  Executive Vice President                          1995     221,912        71,839           ___              75,000
                                                    1994     188,827        47,185           ___                ___

Jon F. Vein.......................                  1996    $158,424           ___           ___              62,500
  Senior Vice President                             1995     128,800(3)        ___           ___                ___

Jacqueline Blum...................                  1996    $149,519       $10,000(4)        ___              43,750
  Senior Vice President ----                        1995     123,962           ___           ___                ___
  Worldwide Licensing                               1994     109,346           ___           ___                ___
  and Marketing

Gregory Arsenault.................                  1996    $159,110           ___           ___             43,750
  Senior Vice President ----                        1995     144,160           ___           ___               ___
  Finance and Administration                        1994     103,680           ___           ___               ___
------------------------------------------------------------------------------------------------------------------------

(1) Each individual in the table, other than Mr. Roman, received annually (i) a contribution pursuant to the Company's 401(k) profit sharing plan amounting to less than $2,100 and (ii) perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for such individual. On behalf of Mr. Roman, the Company contributed (i) $2,375, $2,310 and $2,310 to the Company's 401(k) profit sharing plan in 1996, 1995 and 1994, respectively;
    (ii) $10,088, $28,358 and $27,374 in automobile insurance, service and lease payments in 1996, 1995 and 1994, respectively, (iii) $26,500 in life insurance premiums for 1996, and (iv) payments for personal travel and accounting services which accounted for the remainder of Mr. Roman's other annual compensation.
(2) The securities underlying the options are shares of Common Stock. For a description of the terms pertaining to such options and other information relating thereto, see "--Stock Option Plan" and "--Employment Agreements."
(3) Mr. Vein began employment with the Company in February 1995 and his annual base salary for his first year of employment was $145,600.
(4) Ms. Blum received a $10,000 signing bonuses in 1996 following the negotiation of her new employment agreement in December 1995.

     During the periods indicated above, none of the individuals listed above received any awards under any long-term incentive plan, and the Company does not have a pension plan.


401(k) Profit Sharing Plan

  The Company has a defined contribution 401(k) Profit Sharing Plan which covers substantially all of its employees. The plan became effective on January 1, 1991 and was amended effective January 1, 1992. Under the terms of the plan, employees can elect to defer up to 15% of their wages, subject to certain Internal Revenue Service limitations, by making voluntary contributions to the plan. Additionally, the Company, at the discretion of management, can elect to match up to 100% of the voluntary contributions made by its employees. For the years ended December 31, 1994, 1995 and 1996, the Company contributed $73,103, $93,081, and $104,923, respectively, to the plan on behalf of its employees.

Stock Option Plan

  The Company has adopted the Stock Option Plan (the "Plan") under which awards may be granted including incentive or non-qualified stock options. The Company reserved 1,227,695 shares of Common Stock for issuance thereunder. The Plan is administered by the Board of Directors and/or the Compensation Committee which sets the terms and provisions of the awards granted under the Restated Plan. Incentive stock options may only be awarded to officers and other full-time employees of the Company to promote long-term performance of the Company and specifically, to retain and motivate senior management in achieving a sustained increase in shareholder value. Non-qualified options may be awarded to directors, officers, other employees, consultants and other key persons who provide services to the Company. Currently, the Plan has no pre-set formula or criteria for determining the number of options that may be granted. The Compensation Committee reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the Company and the individual performance of the executive officers.

  As of December 31, 1996, 856,375 shares of Common Stock were reserved for future issuance under the Plan.

  Set forth below is a table describing the options granted by the Company to each of the Named Executive Officers during the year ended December 31, 1996.

  The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 1996, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the 10 year option terms.


                                        OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1996

                                                                                                           Potential Realizable
                                   INDIVIDUAL                                                               Value at Assume
                                  OPTION GRANT                                                                Annual Rates of
                                                                                                          Stock Price Appreciation
                                                        Individual Option Grant                              For Option Term (1)
                              ----------------------------------------------------------------------      ------------------------
                                                   PERCENT OF
                                  NUMBER OF           TOTAL
                                   SHARES            OPTIONS                    MARKET
                                 UNDERLYING         GRANTED TO     EXERCISE    PRICE AT
NAME AND                           OPTIONS          EMPLOYEES        PRICE      GRANT     EXPIRATION
PRINCIPAL POSITION               GRANTED(2)         IN PERIOD      PER SHARE     DATE        DATE               5%           10%
-----------------------------   -------------       ------------   ---------   --------   ----------         --------    ----------
 Phil Roman
  President and Chief
  Executive Officer..........         125,000              15.9%       $8.52      $8.52         2006         $669,773    $1,697,333

William Schultz
  Executive Vice
  President..................         155,000              19.8%       $8.00      $8.00         2006         $779,824    $1,976,238

Jon F. Vein
  Senior Vice President......          62,500               8.0%       $8.00      $8.00         2006         $314,445    $  796,870

Jacqueline Blum
  Senior Vice President......          43,750               5.6%       $8.00      $8.00         2006         $220,112    $  557,809

Gregory Arsenault
  Senior Vice President......          43,750               5.6%       $8.00      $8.00         2006         $220,112    $  557,809
-------------------------------

(1) The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(2) The securities underlying the options are shares of Common Stock. For a description of the terms pertaining to such options and other information relating thereto, see "--Stock Option Plan" and "--Employment Agreements."

Employment Agreements

     The Company has entered into the following employment agreements with the Named Executive Officers:

     Mr. Roman. On August 7, 1995, Mr. Roman and the Company entered into an employment agreement that expires on August 7, 2000. Pursuant to the terms of the agreement, Mr. Roman shall serve as the Company's President and Chief Executive Officer, and the Company will pay Mr. Roman a base salary equal to $325,000 per year. In the event the Company attains certain earnings goals, Mr. Roman is entitled to receive an additional $25,000 as base salary during the fourth year of employment and an additional $50,000 per year as base salary during the fifth year of employment.

     Mr. Roman is also entitled to an incentive bonus for each calendar year based on the relationship of earnings to earnings goals for such calendar year. In the event the Board of Directors and/or the Compensation Committee adopts a management bonus plan, Mr. Roman's employment agreement is expected to be amended to remove such incentive bonus provisions and Mr. Roman will become eligible to receive a bonus under the Company's management bonus plan. The Company is entitled to terminate Mr. Roman's agreement upon his death or disability or "for cause" (e.g., commission of a felony, gross negligence or material breach of his employment agreement).

     Mr. Schultz. On August 7, 1995, Mr. Schultz and the Company entered into an employment agreement that expires on August 7, 1998, and may be extended, at the Company's option, for up to two additional one-year periods. Pursuant to the terms of the agreement, Mr. Schultz shall serve as the Company's Executive Vice President, and the Company will pay Mr. Schultz a base salary equal to (i) $250,000 per year for each of the first three years of employment, (ii) $275,000 during the fourth year of employment, if his contract is extended to a fourth year and, (iii) $300,000 during the fifth year of employment, if his contract is extended to a fifth year. In the event the Company meets or exceeds certain earnings goals, Mr. Schultz is entitled to receive an additional $25,000 per year as base salary during each of the fourth and fifth years of employment. Mr. Schultz is also entitled to an incentive bonus for each calendar year based on the relationship of earnings to earnings goals for such calendar year. In the event the Board of Directors and/or the Compensation Committee adopts a management bonus plan, Mr. Schultz's employment agreement is expected to be amended to remove such incentive bonus provisions and Mr. Schultz will become eligible to receive a bonus under the Company's management bonus plan. The Company is entitled to terminate Mr. Schultz's agreement upon his death or disability, "for cause" (e.g., commission of a felony, gross negligence or material breach of his employment agreement) or "without cause" (reasons other than for his death or disability or for cause). Mr. Schultz is entitled to terminate the agreement if Mr. Roman ceases to be President of the Company and Mr. Schultz is not selected to replace him or if Mr. Schultz is required to report to any other person other than Mr. Roman at any time. Pursuant to the terms of Mr. Schultz's agreement, the Company granted Mr. Schultz options for the purchase of 75,000 shares of Common Stock at an exercise price of $.01 per share and options for the purchase of 155,000 shares of Common Stock at an exercise price of $8.00 per share.

     Mr. Vein. On February 14, 1995, Mr. Vein and the Company entered into an employment agreement that expired on February 12, 1997. The Company is currently in discussions with Mr. Vein regarding a new employment contract. Pursuant to the terms of the expired agreement, Mr. Vein served (and continues to serve) as a Senior Vice President of the Company, and the Company paid Mr. Vein a base salary equal to $145,600 during the first year of employment and $160,160 during the second year of employment. The Company is entitled to terminate Mr. Vein's agreement upon his death or disability, "for cause" (e.g., commission of a felony, gross negligence or material breach of his employment agreement) or "without cause" (reasons other than for his death or disability or for cause). Mr. Vein is entitled to terminate the agreement if Mr. Roman ceases to be the President of the Company. Pursuant to the terms of Mr. Vein's agreement, the Company granted Mr. Vein options for the purchase of 62,500 shares of Common Stock at an exercise price of $8.00 per share.

     Ms. Blum. On December 15, 1995, Ms. Blum and the Company entered into an employment agreement that expires on January 1, 1998, and may be extended, at the Company's option, for an additional year. Pursuant to the terms of the agreement, Ms. Blum shall serve as the Company's Senior Vice President-- Worldwide Licensing and Marketing, and the Company will pay Ms. Blum a base salary equal to $150,000 during the first year of employment, $157,500 during the second year of employment, and, if such employment is extended by the Company, $165,375 during the third year of employment. At the end of each calendar year, Ms. Blum is eligible to receive a bonus in an amount determined by the Board of Directors. The Company is entitled to terminate Ms. Blum's agreement upon her death or disability, "for cause" (e.g., commission of a felony, gross negligence or material breach of her employment agreement) or "without cause" (reasons other than for her death or disability or for cause). Pursuant to the terms of Ms. Blum's agreement, the Company granted Ms. Blum options for the purchase of 43,750 shares of Common Stock at an exercise price of $8.00 per share.

     Mr. Arsenault. On January 2, 1996, Mr. Arsenault and the Company entered into an employment agreement that expires on January 2, 1999, and may be extended at the Company's option for one additional year. Pursuant to the terms of the agreement, Mr. Arsenault shall serve as the Company's Senior Vice President--Finance and Administration and the Company will pay Mr. Arsenault a base salary equal to $160,160 during the first year of employment, $168,168 during the second year of employment and $176,576 during the third year of employment. If Mr. Arsenault's agreement is extended to include a fourth year of employment, Mr. Arsenault's base salary during such year will be $194,234.
At the end of each calendar year, Mr. Arsenault is eligible to receive a bonus in an amount determined by the Board of Directors. The Company is entitled to terminate Mr. Arsenault's agreement upon his death or disability, "for cause" (e.g., commission of a felony, gross negligence or material breach of his employment agreement) or "without cause" (reasons other than for his death or disability or for cause). Mr. Arsenault is entitled to terminate the agreement if Mr. Roman ceases to be President of the Company. Pursuant to the terms of Mr. Arsenault's agreement, the Company granted Mr. Arsenault options for the purchase of 43,750 shares of Common Stock at an exercise price of $8.00 per share.

     The following table relates to options exercised during fiscal year 1996 and options outstanding at December 31, 1996:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED
              DECEMBER 31, 1996 AND FISCAL YEAR END OPTION VALUES

                                                       Number of Shares                       Value of Unexercised
                           Shares                   Underlying Unexercised                       "In-The-Money"
                          Acquired        Value          Options as of                           Options as of
Name                   On Exercise (#)   Realized    December 31, 1996(#)                      December 31, 1996
--------------------   ---------------   --------   -----------------------                   --------------------
                                                     Exercisable     Unexercisable        Exercisable    Unexercisable
                                                     -------------   -------------       -------------   -------------
Phil Roman..........           --              --           --          125,000                     --                --
William Schultz.....         3,000        $19,845       72,000          155,000               $548,640                --
Jon F. Vein.........            --             --           --           62,500                     --                --
Jacqueline Blum.....            --             --           --           43,750                     --                --
Gregory Arsenault...            --             --           --           43,750                     --                --

(1) Amount represents the difference between the aggregated exercise prices of unexercised options and the $7.63 closing sale price of the Common Stock on the Nasdaq National Market on December 31, 1996.

                         COMPENSATION COMMITTEE REPORT

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is presently comprised of Messrs. Dern, Draper and Horton. Mr. Draper chairs the Compensation Committee. No executive officer of the Company either served in 1996 or now serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers who serve on the Board or are members of the Compensation Committee. Mr. Horton, who has informed the Company that he has declined to run for re-election at the Annual Meeting, is a Managing Director of BCI Advisors, Inc., which is a major stockholder of the Company.
Mr. Dern provides legal services to the Company on an ongoing basis and Mr. Draper provides independent financial consulting services to the Company on an ongoing basis. Each of Mr. Dern and Mr. Draper receive customary fees for such services. See "Certain Transactions--Related Party Transactions."

Report on Annual Compensation of Executive Officers

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Stock Performance Graph on Page 19 shall not be incorporated by reference into any such filings.

                                *  *  *  *  *  *

     The Compensation Committee of the Board of Directors is an advisory committee to the Board and is responsible for reviewing the compensation of the senior management team and for making recommendations regarding compensation.

Compensation Philosophy

     The Compensation Committee's philosophy is to provide sufficient compensation to attract, motivate, and retain skilled management while linking that compensation to corporate performance and increases in stockholder wealth where possible.

     The Compensation Committee, with the assistance of the Chief Executive Officer, determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's operating performance compared with the Company's operating plan, as well as various qualitative factors such as the extent to which the executive officer has contributed to forming a strong management team, the growth and development of proprietary programming and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

Compensation Program

     Consistent with achieving the Company's long-term objectives, executive compensation packages are generally comprised of two components--base compensation and stock options. The base compensation portion of the compensation package is determined by considering such factors as breadth of responsibility, areas of expertise and experience, and comparable compensation in the industry. As is the custom in the industry, most of the senior management team is under some form of employment contract with the Company. The stock option incentive portion of the compensation package has been implemented through the Company's Stock Option Plan (the "Plan"). Each member of the senior management team has been granted options which are intended to provide each individual with a strong economic interest in the appreciation of the stock price. The Plan permits the Board of Directors to grant options to other key employees to provide similar incentives. A number of key employees have been granted such options.

     While the Compensation Committee might consider performance bonuses in the event of exceptional contributions to enhance corporate performance, no such consideration was made in 1996. Mr. Schultz, the Company's Executive Vice President, received a pre-determined bonus in 1996 of $40,000 as a result of the renegotiation and termination of his then existing employment contract.

     The 1996 base salaries for Mr. Roman, the Company's Chief Executive Officer and Mr. Schultz, the Company's Executive Vice President, were $331,250 and $250,000 respectively. As further consideration, in May 1996, Mr. Roman was granted options to purchase 125,000 shares of Common Stock at an exercise price of $8.52 per share, which options vest in 20% installments over a five-year period commencing May 1997. In January 1996, Mr Schultz was granted options to purchase 155,000 shares of Common Stock at an exercise price of $8.00 per share, 62,500 shares of which vest in 20% installments over a five-year period commencing September 1996 and the remainder of which are subject to certain performance vesting requirements set forth in his option agreement.

     To the extent readily determinable and as one of the factors in its consideration matters, the Compensation Committee considers the anticipated tax treatment of the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights, qualification of the Compensation Committee and other reasons. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that amount deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                    By the Compensation Committee


                                    /s/ Dennis W. Draper

                                    Dennis W. Draper, Chairman
                                    Dixon Q. Dern
                                    Theodore T. Horton

                            STOCK PERFORMANCE GRAPH


     Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since the Common Stock began trading on the Nasdaq National Market on October 1, 1996 in connection with its initial public offering through to December 31, 1996 to (a) the Standard & Poor's 500 Composite Index ("S&P 500 Index"), and (b) the Standard and Poor's Entertainment Index ("S&P Entertainment Index").


                COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN/1/
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG FILM ROMAN INC., S&P 500 INDEX AND S&P ENTERTAINMENT

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           FILM ROMAN     S&P          S&P
(Fiscal Year Covered)        INC.           500 INDEX    ENTERTAINMENT
---------------------        ----------     ---------    -------------
Measurement Pt- 10/01/96      $100           $100         $100
FYE   10/96                   $ 76           $103         $100
FYE   11/96                   $ 75           $111         $111
FYE   12/96                   $ 76           $108         $104

 /1/ Assumes $100 was invested on October 1, 1996 in stock or on September 30, 1996 in index and assumes dividends are reinvested.

                              CERTAIN TRANSACTIONS

Reorganization

     The Company was incorporated in Delaware in May 1996 in order to hold all of the outstanding capital stock of Film Roman, Inc., a California corporation ("Film Roman California"). At the time of its incorporation, the Company conducted no operations. In a reorganization (the "Reorganization") which was effected immediately prior to the completion of the Company's initial public offering in October 1996 (the "Offering"), (i) a wholly-owned subsidiary of the Company was merged with and into Film Roman California; (ii) each outstanding share of Film Roman California common stock, no par value, of Film Roman California ("California Common Stock") was converted into 1.25 shares of Common Stock (including shares of California Common Stock to be issued immediately prior to such merger upon exercise certain outstanding investor warrants to purchase California Common Stock (the "Investor Warrants") and upon conversion of all outstanding shares of Class B convertible preferred stock, $.01 par value, of Film Roman California ("Convertible Preferred Stock")); (iii) each outstanding share of Class A redeemable preferred stock, $.01 par value, of Film Roman California ("California Redeemable Preferred Stock") was converted into one share of Series A redeemable preferred stock, $.01 par value, of the Company ("Redeemable Preferred Stock"); and (iv) all outstanding employee options and certain warrants for the purchase of California Common Stock, pursuant to the anti-dilution provisions thereof, became options and warrants to purchase Common Stock. As a result of the foregoing, Film Roman California became a wholly-owned subsidiary of the Company and the stockholders of Film Roman California became stockholders of the Company. The Reorganization was effected pursuant to a Plan of Reorganization Agreement dated as of May 15, 1996, as amended, by and among the Company, Film Roman California, the Affiliates and Phil Roman.

     In connection with the Reorganization and the closing of the Offering, the Company redeemed for cash $7.5 million liquidation preference of Redeemable Preferred Stock plus accrued and unpaid dividends to the date of redemption (collectively, the "Cash Redemption"). The remaining shares of Redeemable Preferred Stock were redeemed for Common Stock (the "Non Cash Redemption") at a redemption price of 1.3072 shares of Common Stock for each share of Redeemable Preferred Stock, and accrued and unpaid dividends on such remaining shares of Redeemable Preferred Stock were paid in cash to the date of redemption.

     The Reorganization and the Non-Cash Redemption included the following transactions: (i) 368,093 shares of California Redeemable Preferred Stock and Investor Warrants to purchase 592,500 shares of California Common Stock held by the BCI Affiliate were converted into 1,033,969 shares of Common Stock; (ii) 368,091 shares of California Redeemable Preferred Stock and Investor Warrants to purchase 592,500 shares of California Common Stock held by the Pecks Affiliate were converted into 1,033,971 shares of Common Stock; and (iii) 750,000 shares of Convertible Preferred Stock, Investor Warrants to purchase 185,000 shares of California Common Stock and 1,713,000 shares of California Common Stock held by Mr. Roman were converted into 3,078,750 shares of Common Stock. In connection with the Cash Redemption, each Affiliate received approximately $4.0 million in cash, and, in connection with the conversion of the Convertible Preferred Stock, Mr. Roman received approximately $0.7 million in cash, representing accrued and unpaid dividends to the date of conversion.

     In connection with the Non-Cash Redemption, each of the BCI Affiliate and the Pecks Affiliate has the right to designate one director to the Board. See "Proposal No. 1: Election of Board of Directors--General Information."

1996 Commitment

     Due to the Company's increase in production of proprietary programming and the number of series in process, the Company increased its use of cash in 1996. In order to supplement cash resources prior to the Offering, in September 1996, the Company secured a commitment (the "1996 Commitment") from certain of its existing stockholders to purchase up to $3.0 million of 12% Senior Secured Notes of Film Roman California due December 20, 1996 ("Senior Notes"). No Senior Notes have been or will be issued pursuant to the 1996 Commitment. As consideration for the receipt of the 1996 Commitment, the Company issued Warrants exercisable for 72,066 shares of Common Stock at an exercise price of $7.00 per share (the "Warrants"). Such Warrants were issued to Mr. Roman (for the purchase of 12,014 shares of Common Stock), to the BCI Affiliate (for the purchase of 30,030 shares of Common Stock) and to the Pecks Affiliate (for the purchase of 30,022 shares of Common Stock). The Warrants are exercisable beginning September 1997 and expire in September 2001. The Warrants will be immediately exercisable upon a merger or consolidation involving the Company (other than the Reorganization) or in the event of a sale of all or substantially all of the assets of the Company.


Related Party Transactions

     Mr. Dern provides legal services to the Company on a regular basis and receives customary fees for such services. In 1996, Mr. Dern was paid approximately $91,000 for such services.

                               OTHER INFORMATION

Other Matters at the Meeting

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.


Stockholder Proposals for 1998 Annual Meeting

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 1998 Annual Meeting. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Film Roman, Inc., 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607 and must be received no later than January 7, 1998. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and
(c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                              By Order of the Board of Directors

                              /s/ Phil Roman

                              Phil Roman
                              President and Chief Executive Officer

North Hollywood, California
May 7, 1997

--------------------------------------------------------------------------------

                                                                      PROXY CARD

                                FILM ROMAN, INC.

              12020 CHANDLER BOULEVARD, NORTH HOLLYWOOD, CA 91607

                     PROXY SOLICITED BY BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS--JUNE 19, 1997

  Phil Roman, Dixon Q. Dern and Dennis W. Draper (the "Proxy Holders"), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Film Roman, Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Film Roman, Inc., (the "Company") to be held at the Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California 91608, at 10:30 A.M., PDT, on Thursday, June 19, 1997, and at any adjournments of that meeting upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                            Change of Address:
                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------
                            (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

                                            [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

1. To elect one director to hold office until the Annual Meeting of Stockholders in the year 2000.
                WITHHOLD
     FOR        AUTHORITY       NOMINEE: Robert Cresci
     [_]          [_]

[_] Please indicate if a change of address was given on the reverse side.

2. To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the year ending December 31, 1997.

     FOR        AGAINST       ABSTAIN
     [_]          [_]           [_]

In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting of Stockholders.

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominee for director and FOR ratification of the selection of Ernst & Young LLP as the independent public accountants of the Company for the year ending December 31, 1997. The Board of Directors recommends a vote FOR election of the nominee for director and FOR proposal 2.

As of the date hereof, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 19, 1997, the accompanying Proxy Statement and the accompanying Annual Report of the Company for the year ended December 31, 1996.


Signature(s): ________ Date: ___________ Signature(s): ________ Date: __________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.